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                                                                EXHIBIT 99.23(a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Post-Effective Amendment No. 1 to Registration Statement File No. 333-210276 on Form S-1 of MONY Life Insurance Company of America of our report dated March 24, 2017 relating to the financial statements of MONY Life Insurance Company of America, which appears in such Registration Statement. We also consent to the reference to us under the heading "Financial statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
New York, New York
April 21, 2017